UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 24, 2006 (February 16, 2006)

Hughes Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51784	13-3871202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11717 Exploration Lane, Germantown, Maryland 20876

(Address of principal executive offices, including zip code)

(301) 428-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with a stock split of the common stock of Hughes Communications, Inc. (the "Company"), effected in anticipation of the distribution on February 21, 2006 of all of the Company's common stock by SkyTerra Communications, Inc. to its securityholders of record on February 13, 2006 (the "Distribution"), the Board of Directors of the Company approved an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation").

The Amendment to the Certificate of Incorporation (the "Amendment") increased the number of issued and outstanding shares of common stock of the Company from one to 10,594,978, the number required for the Distribution.

The Amendment, which was effective at 1:00 p.m. on February 16, 2006, is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the Exhibit Index on page 4 hereof, which is incorporated by reference in this Item 9.01(d).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 24, 2006                                                                By:/s/ DEAN A. MANSON

Name:	Dean A. Manson
Title:	Vice President, General

Counsel and Secretary

EXHIBIT INDEX

Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Hughes Communications, Inc., dated February 16, 2006.

4